UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 29, 2021
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Results of Operations and Financial Condition.

Term Sheet Related to the Sale of 8% Convertible Preferred Stock

On January 29, 2021, eHealth, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with an affiliate of H.I.G. Capital (together with its affiliated funds, “H.I.G.”), pursuant to which the Company has agreed to sell to affiliated entities of H.I.G., 2,250,000 shares of the Company’s newly designated 8% convertible preferred stock (“Preferred Stock”) at an aggregate purchase price of $225,000,000, at a price of $100 (the “Stated Value” per share of Preferred Stock) per share (the “Private Placement”), subject to certain conditions and any closing conditions negotiated and set forth in any definitive documentation.

The obligation of the Company and H.I.G. to consummate the Private Placement contemplated by the Term Sheet is subject to (i) the execution of definitive documentation consistent with the Term Sheet that is reasonably acceptable to each party and (ii) Nasdaq’s review and effective approval of the Term Sheet and the related listing of additional shares notification form, subject to a notice of official listing with respect to the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) issuable upon conversion of the Preferred Stock.

After the date that is twenty days following January 29, 2021, either the Company or H.I.G. may terminate the Term Sheet immediately, without any further liability to the other party, by delivery of written notice (“Termination Notice”) to the other party if the parties have not entered into definitive documentation of the Private Placement prior to delivery of any such Termination Notice; provided, however, that the right to terminate the Term Sheet by delivery of the Termination Notice shall not be available to any party who has negotiated in bad faith or otherwise acted in bad faith.

Dividend Rights

Dividends will initially accrue on the Preferred Stock daily at 8% per annum on the Stated Value per share and compound semiannually, payable in kind until the second anniversary of the closing date of the Private Placement (the “Closing Date”) on June 30 and December 31 of each year, beginning on June 30, 2021, and thereafter 6% payable in kind and 2% payable in cash in arrears on June 30 and December 31 of each year, beginning on June 30, 2023. Dividends payable in kind will be cumulative and will be added to the Accrued Value. The Preferred Stock will also participate, on an as-converted basis (without regard to conversion limitations) in all dividends paid to the holders of Common Stock.

Put Right

At any time on or after the sixth anniversary of the Closing Date, holders of the Preferred Stock will have the right to cause the Company to repurchase all or any portion of the Preferred Stock in cash at an amount equal to the greater of (i) 135% of the Accrued Value per share on such repurchase date (the “Repurchase Date”), plus accrued and unpaid dividends that have not yet been added to the Accrued Value and (ii) the amount per share that would be payable on an as-converted basis at the then-current Accrued Value. Notwithstanding the foregoing, the Company shall not be required to repurchase any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such repurchase; provided, that if the Company fails to repurchase the Preferred Stock when required for any reason, then beginning on the Repurchase Date the dividend rate will increase 200 basis points on each semiannual compounding date until the repurchase is effected in full. “Accrued Value” means the sum of the Stated Value per share plus all accrued payment in kind dividends.

Redemption

At any time on or after the sixth anniversary of the Closing Date, the Company will have the right (but not the obligation) to redeem out of legally available funds and for cash consideration all (but not less than all) of the Preferred Stock upon 60 days prior written notice at an amount equal to the greater of (i) 135% of the Accrued Value per share as of the redemption date, plus accrued and unpaid dividends that have not yet been added to the Accrued Value and (ii) the amount per share that would be payable on an as-converted basis at the then-current Accrued Value.

Conversion Rights

The Preferred Stock will be convertible, at any time, into Common Stock at a conversion rate equal to (i) the Accrued Value of the Preferred Stock, (ii) divided by $90 per share of Common Stock, subject to customary weighted-average anti-dilution adjustments (the “Initial Conversion Price” and, as adjusted pursuant to the following proviso, the “Conversion Price”); provided, that on the date that is 121 days following January 29, 2021 (the “Measurement Date”), the Initial Conversion Price will be reset to equal 125% of the volume-weighted average price per share of Common Stock during the 120 consecutive days following the Measurement Date; provided, further, that the adjusted Conversion Price shall not be less than $50 per share and not more than $90 per share. Notwithstanding the foregoing, (i) in the event that the Preferred Stock is converted (other than in connection with a Change of Control (as defined below) or liquidation as described below) by H.I.G. or any of its transferees (other than a transferee in connection with a bona fide margin loan as demonstrated by H.I.G. in a manner reasonably acceptable to the Company) prior to March 20, 2024 (the “Test Date”), and the Market Value (as defined below) of the Common Stock issuable upon such conversion would be in excess of the Accrued Value immediately prior to such conversion, then the Company shall only be required to deliver Common Stock having a Market Value that is no greater than the Accrued Value of the Preferred Stock and will have no further obligation or (ii) in the event that the Preferred Stock is converted by a transferee in connection with a bona fide margin loan prior to the Test Date and the Market Value of a share of Common Stock issuable upon such conversion would be in excess of 160% of the then-current Conversion Price, then the Company shall only be required to deliver Common Stock with an aggregate value equal to the greater of (A)(x) 100% of the per share value up to 160% of the then-current Conversion Price, and (y) 33% beyond such value per share and (B) the Accrued Value divided by $90, and the Company will have no further obligation. “Market Value” means the average of the closing price of the Common Stock for the five trading days preceding the date of conversion.

Further, on the Test Date, if the volume-weighted average price per share of Common Stock for the 20 consecutive trading day period ending on the day prior to the Test Date (the “Test Price”)) is in excess of 160% of then-current Conversion Price, then on the Test Date, the Conversion Price will be adjusted to a price per share that would result in H.I.G. only receiving (i) 100% of the value up to 160% of the then-current Conversion Price and (ii) 33% beyond such value; provided, that in no event will the adjusted Conversion Price pursuant to this sentence be less than $50 per share or more than $90 per share.

Any conversion will be settled only in shares of Common Stock; provided, that, upon any conversion that would result in H.I.G. beneficially owning greater than 19.99% of the Common Stock outstanding as of the Closing Date, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date.

Voting Rights

The Preferred Stock will vote on an as-converted basis and will vote together with Common Stock as a single class (subject to certain Nasdaq voting limitations, if applicable).

Rights in the Event of Change of Control

In the event of (i) any person or group (other than H.I.G. and its affiliates) acquiring more than 50% of the voting power of the Company’s voting equity, or (ii) the sale, transfer, conveyance, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company (a “Change of Control”), the holders of the Preferred Stock will have the right to cause the Company to repurchase, out of legally available funds and following the payment of any required amounts under any existing credit facilities, all or any portion of the Preferred Stock in cash at an amount per share equal to the greater of (a) the Accrued Value multiplied by 145% and (b) the amount that would be payable on an as-converted basis at the then-current Accrued Value.

Optional Repurchase in Liquidation

In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company (other than in connection with a Change of Control as set forth above), the holders of the Preferred Stock will have the right to cause the Company to repurchase, out of legally available funds, all or any portion of the Preferred Stock in cash at an amount per share equal to the greater of (a) the Accrued Value on an as-converted basis determined as of immediately prior to such liquidation, winding up or dissolution and (b) the Accrued Value, plus accrued and unpaid dividends that have not yet been added to the Accrued Value.

Mandatory Conversion of the Preferred Stock

At any time on or after the third anniversary of the Closing Date, if the volume-weighted average price per share of the Common Stock is 167.5% of the Conversion Price for 20 consecutive trading days in a 30-day trading day period, the Company will have the right to convert the Preferred Stock into Common Stock at the then applicable Conversion Price.

Ranking

The Preferred Stock will rank senior to all other equity securities of the Company with respect to dividend rights and rights on liquidation.

Board Nomination Rights of the Preferred Stock

H.I.G. will be entitled to nominate one individual for election to the Company’s board of directors (the “Board”) so long as it continues to own at least 30% of the Preferred Stock (or Common Stock issued upon conversion of the Preferred Stock) originally issued to it in the Private Placement, and the Company will adjust the size of its Board as needed to appoint such nominee.

Protective Provisions

For so long as H.I.G. continues to own at least 30% of the Preferred Stock originally issued to it in the Private Placement, the consent of H.I.G. will be required for the Company to (i) incur certain indebtedness that ranks senior to, or pari passu with, the Preferred Stock; (ii) purchase or acquire all or substantially all of the equity interests, property, assets or business of any other entity or purchase or acquire any assets of any other entity constituting a business unit of such entity, subject to certain exceptions; (iii) declare and pay cash dividends or distributions with respect to Company equity securities, subject to certain exceptions; (iv) create or issue any equity securities of the Company (or rights exercisable into equity securities of the Company) that rank senior to, or pari passu with, the rights or preferences of the Preferred Stock; (v) permit any adverse change (including as a result of a merger, consolidation or other similar or extraordinary transaction) to the rights or preferences of the Preferred Stock set forth in the Company’s certificate of incorporation or bylaws; (vi) sell, license or lease to any entity any of its properties, rights or assets for consideration, subject to certain exceptions; and (vii) enter into any new, or amend, terminate or renew in any material respect, any material contract between the Company, on the one hand, and any of its affiliates (other than the Company’s subsidiaries) or any officer or director of the Company on the other hand, outside of the ordinary course of business.

For so long as the Preferred Stock remains outstanding, the Company shall be required to maintain (i) an Asset Coverage Ratio (as defined below) of at least 2x (subject to adjustment by mutual agreement of the Company and H.I.G. after the second anniversary of the Closing Date) (the “Minimum Asset Coverage Ratio”) and (ii) maintain a minimum average Liquidity for the last ten business days of each calendar month (the “Minimum Liquidity Amount”) of at least $125,000,000. In the event that (A) the Company is unable to maintain the Minimum Asset Coverage Ratio as of any quarter end, (B) the Company is unable to maintain a Minimum Liquidity Amount for three consecutive months of at least $125,000,000 (provided that if the price of the Common Stock at the end of that three month period exceeds $125 per share, then such amount shall be $100,000,000), or (C) the Minimum Liquidity Amount is below $75,000,000 for any month (provided that if the price of the Common Stock at the end of that month exceeds $125 per share, then such amount shall be $65,000,000), then the Company will adjust the size of its Board to permit H.I.G. to appoint one additional director; and then the consent of H.I.G. will be required to approve (x) the annual budget or any material deviation therefrom, (y) the hiring or firing of the Chief Executive Officer, Chief Financial Officer, Chief Digital Officer and Chief Revenue Officer of the Company, and (z) any indebtedness for borrowed money pursuant to any credit facility or debt security, in each case that ranks senior to, or pari passu with, the Preferred Stock (other than drawdowns of existing credit facilities); provided that, with respect to the Minimum Liquidity Amount, if the Company is able to satisfy the requirement set forth in (B) and (C) in this paragraph above for 12 consecutive months, H.I.G. will no longer have the approval rights and board nomination rights set forth above unless and until such time as the Company is again unable to satisfy the Minimum Liquidity Amount and Asset Coverage Ratio tests. “Asset Coverage Ratio” means the total amount of commissions receivable on the Company’s balance sheet divided by the Accrued Value plus any funded indebtedness.

“Liquidity” means all cash, cash equivalents, short term investments and marketable securities, and the Company’s freely available loan commitments under any applicable credit facility in effect at the time of calculation; but excluding any restricted cash.

Other Rights

In connection with the Private Placement, H.I.G. will receive customary registration rights and will be subject to customary standstill and transfer restrictions. The Company has also agreed to be subject to customary non-solicitation restrictions until the termination of the Term Sheet or the execution of definitive documentation for the Private Placement.

Item 7.01	Regulation FD Disclosure

On January 29, 2021, the Company issued a press release announcing the Term Sheet and the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto are being furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.
________________

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated January 29, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	January 29, 2021	/s/ Derek N. Yung
Derek N. Yung Chief Financial Officer (Principal Financial Officer)